UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2023

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Today, May 9, 2023, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal 2023 second quarter financial and operating results. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Today, May 9, 2023, the Board of Directors announced in a press release (Exhibit 99.1) that on May 3, 2023 it had accepted the resignation of Victor L. Richey as a director of the Company, as Executive Chair of the Board, and as an employee of the Company, all effective June 30, 2023. Mr. Richey’s resignation as a director was due to his retirement and was not due to any disagreement with the Company on any matter.

See also Item 8.01, Other Events, below.

Item 7.01	Regulation FD Disclosure

Today, May 9, 2023, the Registrant is issuing a press release (Exhibit 99.1) announcing its fiscal 2023 second quarter financial and operating results. The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com and can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Registrant reserves the right to discontinue that availability at any time.

Item 8.01	Other Events

On May 3, 2023, the Board of Directors approved the following changes respecting the composition of the Company’s Board of Directors, all of which will become effective upon Mr. Richey’s resignation as a director and Executive Chair of the Company on June 30, 2023:

1)	The authorized size of the Board of Directors will be reduced from nine to eight members, and the size of Class I will be reduced from three to two directors.

2)	The resignation of James M. Stolze as Lead Director will become effective, and the position of Lead Director will be eliminated; but Mr. Stolze will remain on the Board as a director.

3)	Independent director Robert J. Phillippy will become Chair of the Board; the position of Chair of the Board will merit an additional annual cash retainer of $85,000, to be prorated for the remainder of calendar 2023 at 50% of the annual amount, or $42,500.

4)	Mr. Phillippy will move from the Audit and Finance Committee to the Human Resource and Compensation Committee, and independent director Janice L. Hess will replace Mr. Phillippy on the Audit and Finance Committee.

5)	Independent director Patrick M. Dewar will become Chair of the Audit and Finance Committee, with the additional annual cash retainer for such position to be prorated for the remainder of calendar 2023 at 50% of the annual amount, or $6,250.

6)	The membership of the Executive Committee of the Board will consist of Mr. Phillippy, as Chair of the Board, and Bryan H. Sayler, as Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 9, 2023
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2023	ESCO TECHNOLOGIES INC.

	By:	/s/ Christopher L. Tucker
Christopher L. Tucker
Senior Vice President and Chief Financial Officer